As filed with the Securities and Exchange Commission on December 21, 1998

                                        File No.  333-____________

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            Form S-8
                     REGISTRATION STATEMENT
                             Under
                   THE SECURITIES ACT OF 1933



                     Dominion Resources, Inc.
(Exact name of registrant as specified in its charter)
        VIRGINIA                         54-1229715
(State or other jurisdiction of    (I.R.S. Employer Identification No.)
incorporation or organization)

         100 TREDEGAR STREET, RICHMOND, VIRGINIA 23219
  (Address of principal executive office, including zip code)

                    DOMINION RESOURCES, INC.
           DIRECTORS' DEFERRED CASH COMPENSATION PLAN
                    (Full Title of the Plan)

           Patricia A. Wilkerson, Corporate Secretary
        W. H. Riggs, Jr., Assistant Corporate Secretary
                    DOMINION RESOURCES, INC.
         100 Tredegar Street, Richmond, Virginia 23219
            (Name and address of agent for service)

                         (804) 819-2000
 (Telephone number, including area code, of agent for service)

              CALCULATION OF REGISTRATION FEE (1)

                                      Proposed     Proposed    Amount
                                      Maximum      Maximum     of
Title of Each Class      Amount       Offering     Aggregate   Registration
of Securities to be      to be        Price        Offering    Fee
Registered               Registered   Per Unit     Price

Deferred Compensation
Obligations(2) . . . . . $16,000,000  100 percent  $16,000,000|
Common Stock, without par                                     | $9,653.55
value . . . . . . . . . . 400,000    $46.8125 per   18,725,000|
                          shares      share
__________
(1)Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457 and specifically relating to the Common Stock fee which is based on the average of the high and low prices reported on the New York Stock Exchange composite tape by The Wall Street Journal for December 16,1998.
(2) The Deferred Compensation Obligations are unsecured obligations of the registrant under the Dominion Resources, Inc. Directors' Deferred Cash Compensation Plan (the Plan), pursuant to which the registrant will be obligated to pay in cash at a later time compensation amounts currently deferred by participants, subject to adjustment upward or downward, all as provided by the terms of the Plan.
                             PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information

   Not required to be filed.

Item 2.    Registrant Information and Employee Plan Annual Information.

   Not required to be filed.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

   The following documents filed by Dominion Resources, Inc. (Dominion Resources) with the Securities and Exchange Commission (the Commission) are incorporated herein by reference and made a part hereof: (i) the Dominion Resources' Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and (iii) the description of the Dominion Resources' Common Stock (the Common Stock) in the Dominion Resources' registration statement on Form 8-B (Item 4), dated April 29, 1983, including any amendments and reports filed for the purpose of updating such description.

   In addition, all documents filed by Dominion Resources pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

Item 4.   Description of Securities.

   Not applicable for the Common Stock offered by this registration statement.

   However, under the Dominion Resources Directors' Deferred Cash Compensation Plan (the Plan), Dominion Resources will provide eligible Directors of Dominion Resources and its affiliates with the opportunity to elect to defer a specified percentage of their cash compensation in future periods. The obligations of Dominion Resources under the Plan (the Obligations) will be unsecured general obligations to pay the compensation deferred in accordance with the terms of the Plan, and will rank equally with other unsecured and unsubordinated indebtedness of Dominion Resources from time to time outstanding. Because Dominion Resources is a holding company, the right of Dominion Resources, hence the right of creditors of Dominion Resources (including participants in the Plan), to participate in a distribution of the assets of a subsidiary upon its liquidation or reorganization or otherwise, necessarily is subject to the prior claims of creditors of the subsidiary, except to the extent that claims of Dominion Resources itself as a creditor may be recognized.

   The amount of compensation to be deferred by each participant (the
Deferral Account) will be determined in accordance with the Plan based on elections by the participant. Each Deferral Account generally will be payable in cash on a date selected by the participant in accordance with the terms of the Plan. The Deferral Account will be indexed to one or more investment options (which, among others, include Dominion Resources common stock as well as one or more mutual funds) chosen by each participant from a list of such investment options. Each Deferral Account will be adjusted to reflect the investment experience of the selected investment option or options, including any appreciation or depreciation. The Obligations will be denominated and payable in United States dollars.

   A participant's right or the right of any other person to the Deferral Account cannot be assigned, alienated, sold, garnished, transferred, pledged or encumbered.

   The Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates specified by the participant, at the option of Dominion Resources, or through operation of a mandatory or optional sinking fund or analogous provision. Dominion Resources reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall adversely affect the right of a participant to the balance of his or her Deferral Account as of the date of such amendment or termination.

   The Obligations are not convertible into another security of Dominion Resources. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of Dominion Resources. No trustee has been appointed having the authority to take action with respect to the Obligations, and each participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any request for consent, waivers, or amendments pertaining to the Obligations, enforcing covenants, and taking action upon a default.

Item 5.   Interests of Named Experts and Counsel.

   Not applicable.

Item 6.   Indemnification of Directors and Officers.

   Article VI of Dominion Resources' Articles of Incorporation mandates indemnification of its directors and officers to the full extent permitted by the Virginia Stock Corporation Act (the Virginia Act) and any other applicable law. The Virginia Act permits a corporation to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises that the officer or director was serving at the request of the corporation, except in the case of willful misconduct or a knowing violation of a criminal law. Dominion Resources is required to indemnify its directors and officers in all such proceedings if they have not violated this standard.

   In addition, Article VI of Dominion Resources' Articles of Incorporation limits the liability of its directors and officers to the full extent permitted by the Virginia Act as now and hereafter in effect. The Virginia Act places a limit on the liability of a director or officer in derivative or shareholder proceedings equal to the lesser of (i) the amount specified in the corporation's articles of incorporation or a shareholder-approved bylaw; or
(ii) the greater of (a) $100,000 or (b) twelve months of cash compensation received by the director or officer. The limit does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of a criminal law or a federal or state securities law. The effect of Dominion Resources' Articles of Incorporation, together with the Virginia Act, is to eliminate liability of directors and officers for monetary damages in derivative or shareholder proceedings so long as the required standard of conduct is met.

   Dominion Resources has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure
(1) the directors and officers of the Company against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and (2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 7.   Exemption from Registration Claimed.

   Not applicable.

Item 8.   Exhibits:

 4(i) -- Articles of Incorporation of Dominion Resources as in effect on May 4, 1987 (Exhibit 3(i), Form 10-K for the fiscal year ended December 31, 1993, File No. 1-8489, incorporated by reference).
4(ii) -- Bylaws of Dominion Resources as in effect on September 21, 1994 (Exhibit 3(ii), Form 10-K for the fiscal year ended December 31, 1994, File No. 1-8489, incorporated by reference).
 5    --  Opinion of James F. Stutts, Esq., Vice President and General
          Counsel of Dominion Resources, Inc. (filed herewith).
 23(i) -- Consent of Deloitte & Touche LLP (filed herewith).
 23(ii)-- Consent of James F. Stutts, Esq. (included in Exhibit 5).
 99    -- Dominion Resources, Inc. Directors' Deferred Cash Compensation
          Plan (filed herewith).

Item 9.   Undertakings.

 (a) The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offer.

 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 13(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 21st day of December 1998.

                                   DOMINION RESOURCES, INC.

                                   By /s/THOS. E. CAPPS
                                   (Thos. E. Capps, Chairman of the
                                   Board of Directors, President and
                                   Chief Executive Officer)

   Pursuant to requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 21st day of December 1998. The officers and directors whose signatures appear below hereby constitute James F. Stutts, Patricia A. Wilkerson or W. H. Riggs, Jr., any of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and generally to do all things in their name and in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                 Signature                        Title

/s/JOHN B. ADAMS, JR.
   John B. Adams, Jr.              Director


/s/JOHN B. BERNHARDT
   John B. Bernhardt               Director


/s/THOS. E. CAPPS
   Thos. E. Capps                  Chairman of the Board of Directors,
                                   President and Chief Executive Officer

/s/BENJAMIN J. LAMBERT, III
   Benjamin J. Lambert, III        Director


/s/RICHARD L. LEATHERWOOD
   Richard L. Leatherwood          Director


/s/HARVEY L. LINDSAY, JR.
   Harvey L. Lindsay, Jr.          Director


/s/K. A. RANDALL
   K. A. Randall                   Director

                 Signature                        Title


/s/WILLIAM T. ROOS
   William T. Roos                Director


/s/FRANK S. ROYAL
   Frank S. Royal                 Director


/s/JUDITH B. WARRICK
   Judith B. Warrick              Director


/s/S. DALLAS SIMMONS
   S. Dallas Simmons              Director


/s/ROBERT H. SPILMAN
   Robert H. Spilman              Director


/s/E. M. ROACH, JR.
   E. M. Roach, Jr.               Executive Vice President
                                  (Chief Financial Officer)

/s/J. L. TRUEHEART
   J. L. Trueheart                Sr. Vice President and Controller
                                  (Principal Accounting Officer)